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                                   EXHIBIT 11

              Statement Regarding Computation of Earnings Per Share


                                                                Three Months
                                                                Ended 9/30/95
                                                                -------------

Net Earnings                                                  ($       127,299)
                                                              ================

Primary earnings per share:
     Weighted average shares outstanding                               447,937
     Less unearned employee stock ownership plan shares                (24,871)

     Average option shares granted                                      37,021

     Less assumed purchase of shares using treasury method             (28,473)
                                                              ----------------

Common and common equivalent shares outstanding                        431,614
                                                              ================

Earnings per common share - primary                           ($          0.29)
                                                              ================

Fully - diluted earnings per share:
     Weighted average shares outstanding                               447,937
     Less unearned employee stock ownership plan shares                (24,871)

     Average option shares granted                                      37,021

     Less assumed purchase of shares using treasury method             (27,360)
                                                              ----------------

Common and common equivalent shares outstanding                        432,727
                                                              ================

Earnings per common share - fully diluted                     ($          0.29)
                                                              ================


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